Exhibit 10.7

FIRST AMENDMENT TO INVESTMENT AGREEMENT

This First Amendment (this “Amendment”) to the Investment Agreement by and between FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), and Robert F.X. Sillerman (the “Investor”) is made and effective as of March 31, 2008. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Investor entered into that certain Investment Agreement, dated as of January 9, 2008 (the “Investment Agreement”); and

WHEREAS, the Company and the Investor desire to make certain amendments to the Investment Agreement pursuant to Section 9.4 thereof as set forth herein.

NOW, THEREFORE, for the consideration set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendment to Section 1.2(b) of the Investment Agreement.  Section 1.2(b) of the Investment Agreement is hereby amended by deleting the defined term “$15 Million Tranche Number” appearing therein in its entirety and inserting the defined term “Initial Tranche Number” in lieu thereof.

2.  Amendment to Section 8 of the Investment Agreement.  Section 8 of the Investment Agreement is hereby amended by deleting the definitions of “Huff Investment Agreement” and “$15 Million Tranche Number” appearing therein in their entirety and inserting the following definitions in lieu thereof, each of which is to be added in alphabetical order:

“Huff Investment Agreement” means that certain Investment Agreement by and between the Company and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P. dated as of January 9, 2008, as amended effective as of March 31, 2008 by the First Amendment and as may be further amended from time to time.”

“Initial Tranche Number” has the meaning assigned to it in the Huff Investment Agreement.”

3.  Effect of Amendment.  The Company hereby represents and warrants to the Investor that each of the Company’s representations and warranties set forth in the Investment Agreement is true and correct in all respects as of the date hereof as though made on as of the date hereof, except for each of the Company’s representations and warranties set forth in Section 2.5 of the Agreement to the extent so specifically reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 24, 2008. Except as expressly set forth in this Amendment, the Investment Agreement shall remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of the parties thereto.

4.  Governing Law; Jurisdiction; Venue; Process.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District Court for the Southern District of New York, and any appellate court from any such court (as applicable, a “New York Court”), in any suit, action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as relates to this Amendment, and shall not be deemed to confer rights on any Person other than the respective parties to this Amendment.

5.  Execution in Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the parties. Copies of executed counterparts transmitted by facsimile or other electronic transmission shall be considered original executed counterparts for the purposes of this Amendment, provided that receipt of copies of such counterparts is confirmed. Originals of any counterparts transmitted by facsimile or other electronic transmission shall be promptly provided to the other parties hereto.

6.  Headings.  The headings in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives on the date first above written.

FX REAL ESTATE AND ENTERTAINMENT INC.

By:	/s/ Mitchell J. Nelson
Name:     Mitchell J. Nelson

Title:	Executive Vice President

ROBERT F.X. SILLERMAN

/s/  Robert F.X. Sillerman
Robert F.X. Sillerman